Exhibit 107
CALCULATION OF FILING FEE TABLES
Form S-8
(Form Type)

Aebi Schmidt Holding AG
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $1.00	Other	3,500,000	$11.635	$40,722,500	$138.10 per $1 million	$5,624
Total Offering Amounts					$40,722,500		$5,624
Total Fee Offsets							$0
Net Fee Due							$5,624

(1)
Represents the number of shares of common stock, par value $1.00 per share (“Common Stock”), of Aebi Schmidt Holding AG (the “Registrant”) being registered hereon under the Aebi Schmidt Equity Incentive Plan (the “Plan”).

(2)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become available pursuant to any anti-dilution provisions of the Plan.

(3)
Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Registrant’s Common Stock on The Nasdaq Stock Market LLC on May 15, 2026, a date that is within five business days prior to filing.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	—	—	—	—		—	—	—	—	—
Fee Offset Sources	—	—	—		—						—

The Registrant is not relying on Rule 457(p) under the Securities Act to offset any of the filing fee due with respect to the Registration Statement to which this exhibit relates, so no information is provided under this Table 2.